UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  July 6, 2023

Date of earliest event reported:  June 29, 2023

DynaResource, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-30371	94-1589426
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

222 W. Las Colinas Blvd, Suite 1910, North Tower, Irving, TX	75039
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 868-9066

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DYNR	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2023 DynaResource, Inc. (the “Company”), entered into a Memorandum of Understanding with Ocean Partners Holdings Limited (“OP”).  The Company’s Board of Directors approved the Memorandum of Understanding on June 29, 2023.

The principal terms of the Memorandum of Understanding (the “MOU”) are as follows:

•

To extend until December 31, 2026 the term of the Gold Concentrate Purchase Agreement dated February 1, 2021, as amended (the “offtake Agreement”) by and between the Company’s affiliate and the 100% owner of mining concessions comprising the San Jose de Gracía high grade gold project in Sinaloa, Mexico DynaResource de Mexico SA de CV (“DynaMexico”), and OP’s Affiliate, MK Metal Trading Mexico SA de CV.

•	The Offtake Agreement will automatically extend annually on an evergreen basis thereafter unless written notice is given by either party no later than 365 days before the date of termination.

•	A $1 Million USD early termination fee would be paid by the Company to terminate the Offtake Agreement in certain circumstances.

•	The maximum advance credit line under the Offtake Agreement will be increased to $17.5 Million USD under the parameters that are currently in effect.

•

The Company will have the option to convert the advance credit line under the Offtake Agreement, to a maximum of $10.00 Million USD, into a revolving credit facility repayable over 12 months at 3 Million Secured Overnight Financing Rate (SOFR) + 7.50% amortized as follows: Month 1, interest only; Month 2-11, 5% principal plus interest; and Month 12, 50% principal plus interest. The Company’s Converting to a revolving credit facility would reduce the availability on the advance credit line on a pro rata percentage basis.

•

In conjunction with the execution of the extension of the Offtake Agreement, OP will purchase 1,000,000 shares of Company common stock (the “shares”) at a price of $5.00 USD per share for total proceeds of $5,000,000.00.

o	In a private placement transaction.

o	Ocean Partners is willing to provide further equity injections to DynaUSA at mutually agreed terms.

•

Upon purchase of the Shares, OP will have the right to nominate a director to be elected to the Company’s Board, or in certain instances to the Board of DynaMexico, with Brent Omland as the initial nominee.

•

OP will have a right of first refusal, so long as the Offtake Agreement is in place, to provide offtake finance and purchase other concentrates (zinc, silver, copper etc.) and gold Doré from the Company’s open pit and underground operations.

The foregoing summary is qualified in its entirety by reference to the full text of the MOU, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference. The representations, warranties and covenants contained in the MOU were made only for purposes of the MOU and as of specific dates, were solely for the benefit of the parties to the MOU and may be subject to limitations agreed upon by the contracting parties.

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Item 8.01 Other Events

On July 6, 2023, the Company issued a press release announcing its entry into the MOU. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Memorandum of Understanding, signed as of June 29, 2023 by and among DynaResource, Inc. and Ocean Partners Holdings Limited.

99.1	Press Release issued on July 6, 2023.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNARESOURCE, INC.

Dated: July 6, 2023	By:	/s/ Koy W. (“K.D.”) Diepholz
Koy W. (“K.D.”) Diepholz, CEO

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